           Filed pursuant to Rule 424(b)(1) Registration 333-101535
                                   PROSPECTUS
                            ALANCO TECHNOLOGIES, INC.
                    10,128,244 Shares of Class A Common Stock

THE SHARES OFFERED IN THIS PROSPECTUS INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" ON PAGE 3 FOR INFORMATION THAT YOU SHOULD CONSIDER.

This prospectus is being used in connection with offerings from time to time by some of our stockholders. We issued the shares offered in this prospectus to the selling stockholders in connection with private placement financings completed in 2001 and 2002, as well as in connection with our acquisition of the operations of Technology Systems International, Inc., a Nevada corporation.

We expect that sales of shares of Class A common stock under this prospectus will be made in broker's transactions;
          in transactions directly with market makers; or in privately negotiated sales or otherwise.

The selling stockholders will determine when they will sell their shares, and in all cases they will sell their shares at the current market price or at negotiated prices at the time of the sale. We will pay the expenses incurred to register the shares for resale, but the selling stockholders will pay any underwriting discounts, concessions, or brokerage commissions associated with the sale of their shares of Class A common stock. The selling stockholders and the brokers and dealers that they utilize may be deemed to be "underwriters" within the meaning of the securities laws, and any commissions received and any profits realized by them on the sale of shares may be considered to be underwriting compensation. See "Plan of Distribution."

The selling stockholders own all 10,128,244 shares of Class A common stock. We will not receive any part of the proceeds from the sale of the shares. The registration of the shares on behalf of the selling stockholders, however, does not necessarily mean that any of the selling stockholders will offer or sell their shares under this registration statement or at any time in the near future.

Our common stock is listed on the NASDAQ SmallCap Market, or NASDAQ, under the symbol "ALAN." On November 25, 2002, the last sale price of our common stock on NASDAQ was $0.67 per share.

You should read this prospectus and any prospectus supplements carefully before deciding to invest.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

          The date of this prospectus is December 11, 2002


                               TABLE OF CONTENTS
                                                                         Page

Summary                                                                    3
Risk Factors                                                               4
Safe Harbor Statements Under the Private Securities
    Litigation Reform Act of 1995                                          8
Issuance of Securities to Selling Stockholders                             9
Use of Proceeds                                                           10
Plan of Distribution                                                      11
Selling Stockholders                                                      14
Description of Securities                                                 43
Legal Matters                                                             46
Experts                                                                   46
Where You Can Find More Information                                       46
Information Incorporated by Reference                                     46

                                        2

                                     SUMMARY

         The following summary does not contain all of the information that may be important to purchasers of our Class A common stock. Prospective purchasers of Class A common stock should carefully review the detailed information and financial statements, including notes thereto, appearing elsewhere in or incorporated by reference into this prospectus.


                                   The Company

Our company, Alanco Technologies, Inc., together with our subsidiaries, is a provider of advanced information technology solutions. Our operations at the end of fiscal 2002 (June 30, 2002) were diversified into two reporting business segments including: (i) design, production, marketing and distribution of RFID tracking technology, and (ii) manufacturing, marketing and distribution of data storage products.

Effective June, 2002, we acquired radio frequency identification tracking technology, known as "RFID", through the acquisition of the operations of Technology Systems International, Inc., a Nevada corporation. We continue to participate in the data storage market through two wholly-owned subsidiaries:
Arraid, Inc., a manufacturer of proprietary storage products to upgrade older "legacy" computer systems; and Excel/Meridian Data, Inc., a manufacturer of network attached storage systems for mid-range organizations.

Our principal executive offices are located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260, and our telephone number is (480) 607-1010.


                                   The Offering


Securities offered by the Selling Shareholders..  10,128,244 shares of Class A common stock

Class A common stock currently issued.... ......  18,599,100 shares (1)

Use of proceeds.................................  We will not receive any of the proceeds of sales of
                                                  Class A common stock by the
                                                  Selling Shareholders. We may,
                                                  however, receive proceeds from
                                                  the exercise of certain rights
                                                  held by some of the Selling
                                                  Shareholders under stock
                                                  options or warrants to
                                                  purchase Class A common stock
                                                  from us if that is the origin
                                                  of shares sold by those
                                                  Selling Shareholders.

Risk Factors....................................  Prospective purchasers should carefully consider the factors
                                                  discussed under "Risk
                                                  Factors."

NASDAQ symbol                                     ALAN

 (1) Excludes (i) 5,826,500 shares of Class A common stock reserved for issuance upon exercise of stock options outstanding as of November 26, 2002; (ii) 3,523,000 shares reserved for issuance upon the exercise of stock options that may be granted in the future under our stock option plans; (iii) 2,260,715 shares reserved for issuance upon exercise of outstanding warrants; and (iv) 873,340 shares reserved for issuance upon conversion of the Series B Convertible Preferred Stock.

                                  RISK FACTORS

An investment in Alanco involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider the following risk factors in determining whether or not to purchase the shares of Class A common stock offered under this prospectus. These matters should be considered in conjunction with the other information included or incorporated by reference in this prospectus. This prospectus contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements appear in a number of places in this prospectus and include statements regarding the intent, belief or current expectations of our management, directors or officers primarily with respect to our future operating performance. Prospective purchasers of our securities are cautioned that these forward-looking statements are not guarantees of future performance and involve risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of various factors. The accompanying information contained in this prospectus, including the information set out below, identifies important factors that could cause such differences. See "Safe Harbor Statements Under the Private Securities Litigation Reform Act of 1995."

TSI acquisition.   We recently acquired Technology Systems International, Inc.
("TSI"). The following risks are relevant with respect to the recent acquisition:

         We must successfully operate the storage businesses that we already have, as well as integrate and successfully operate the TSI operations as contemplated by the acquisition. The process of integrating management operations, facilities, accounting, billing and collection systems, and other information systems requires continued investment of time and resources and can involve difficulties, which could have a material adverse effect on our business, financial condition, cash flows and results of operations.

         Our business model for the TSI business projects significant growth in the corrections market. We do not have experience in increasing market share in the corrections market and there is no certainty that we will be able to capture the required market share for TSI to achieve its anticipated financial success. The TSI RFID technology is currently being marketed to the corrections market to monitor the continuous location of incarcerated prisoners. Although there are a number of monitoring systems being marketed to the corrections industry, the TSI RFID system is currently the only system, to the best of our knowledge, that is able to continuously (every two seconds) monitor the location of prisoners, both inside and outside of buildings. There is no certainty that the corrections industry will adopt this technology broadly enough for us to reach our marketing projections.

         We purchase sub-components for the location and tracking system technology from a limited number of subcontractors that have the required technology to produce the sub-components in the quantities required. We cannot be assured that required sub-components will be available in the quantities and at the prices and terms anticipated.

         Our TSI products are reliant on key personnel who developed and understand the technology. The loss of the services of those key technology personnel could have an adverse effect on the business, operating results and financial condition of our company.

We are subject to the budget constraints of the governmental agencies purchasing TSI's monitoring systems, which could result in a significant decrease in our anticipated revenues. We are subject to the budget constraints of the governmental agencies to whom we plan to sell the TSI monitoring systems. We cannot assure you that such governmental agencies will have the necessary revenue to purchase the systems even though they may want to do so. The funds available to governmental agencies are subject to various economic and political influences. Even though the TSI monitoring system may be recommended for purchase by corrections facility managers, the governmental agency responsible for the facility may not have sufficient budget resources to purchase the system.

General economic conditions. Recent unfavorable economic conditions and reduced information technology spending by our customers have adversely affected our business in recent quarters. If the economic conditions worsen, we may experience a material adverse impact on our business, operating results, and financial condition. Our data storage product division sells systems designed to up-grade and enhance older Legacy computer systems as well as network attached storage systems to mid-sized network users. The recent economic conditions have resulted in reduced spending by our customers for technology in general, including the data storage systems sold by us. We have reduced overhead to assist in offsetting our reduced sales volume; however, no assurance can be given that the current economic conditions will not worsen further exacerbating the sales slowdown. The TSI RFID system sales are less dependent upon current economic conditions as most of the system purchasers are governmental agencies. However, the current economic conditions do have an impact on governmental budgets, thereby potentially impacting our sales. See the previous section discussing the budget constraints of our governmental purchasers.

Acts of domestic terrorism and war have impacted general economic conditions and may impact the industry and our ability to operate profitably. On September 11, 2001, acts of terrorism occurred in New York City and Washington, D.C. On October 7, 2001, the United States launched military attacks on Afghanistan. As a result of those terrorist acts and acts of war, there has been a disruption in general economic activity. The demand for our data storage products and services have declined as layoffs in industries affect the economy as a whole. There may be other consequences resulting from those acts of terrorism, and any others which may occur in the future, including civil disturbance, war, riot, epidemics, public demonstration, explosion, freight embargoes, governmental action, governmental delay, restraint or inaction, quarantine restrictions, unavailability of capital, equipment, personnel, which we may not be able to anticipate. These terrorist acts and acts of war may continue to cause a slowing of the economy, and in turn, reduce the demand of our data storage products and services, which would harm our ability to make a profit. Also, as federal dollars are redirected to military efforts, they may not be available for the purchase of new federal prison monitoring systems. We are unable to predict the long-term impact, if any, of these incidents or of any acts of war or terrorism in the United States or worldwide on the U.S. economy, on us or on the price of our stock.

Future capital and liquidity needs; Uncertainty of proceeds and additional financing. We believe that, based on our fiscal 2003 operating plan, cash flow will be adequate to meet our anticipated future requirements for working capital expenditures, scheduled lease payments and scheduled payments of interest on our indebtedness. We will need to materially reduce expenses, or raise additional funds through public or private debt or equity financing, or both, if the revenue and cash flow elements of our 2003 operating plan are not met. If additional funds are raised through the issuance of equity securities, the percentage ownership of the then current shareholders of the company will be reduced, and such equity securities may have rights, preferences or privileges senior to those of the holders of Class A common Stock. If we need to seek additional financing to meet working capital requirements, there can be no assurance that additional financing will be available on terms acceptable to us, or at all. If adequate funds are not available or are not available on acceptable terms, our business, operating results, financial condition and ability to operate will be materially adversely affected.

Recent losses; Fluctuations in operating results. We had a consolidated net loss of $6,011,200 for the fiscal year ending June 30, 2002 and a consolidated net loss of $2,994,500 for the fiscal year ending June 30, 2001. In addition, our quarterly operating results have fluctuated significantly in the past and could fluctuate significantly in the future. We anticipate our financial performance will be significantly impacted by our acquisition of the TSI RFID technology effective June 1, 2002. As a result, our past quarterly operating results should not be used to predict future performance.

Intellectual property. Our business strategy is to continue the growth of our data storage businesses and develop the TSI business opportunity. The long-term success of this strategy depends in part upon the TSI intellectual property acquired. Third parties may hold United States or foreign patents which may be asserted in the future against the TSI technology, and there is no assurance that any license that might be required under such patents could be obtained on commercially reasonable terms, or otherwise. Our competitors may also independently develop technologies that are substantially equivalent or superior to our technology. In addition, the laws of some foreign countries do not protect our proprietary rights to the same extent as the laws of the United States.

Despite our efforts to safeguard and maintain our proprietary rights both in the United States and abroad, there can be no assurance that we will be successful in doing so or that the steps taken by us in this regard will be adequate to deter infringement, misuse, misappropriation or independent third-party development of our technology or intellectual property rights or to prevent an unauthorized third party from copying or otherwise obtaining and using our products or technology. Litigation may also become necessary to defend or enforce our proprietary rights. Any of such events could have a material adverse effect on our business, operating results and financial condition.

Dependence on key personnel. Our performance is substantially dependent on the services and performance of our executive officers and key employees. The loss of the services of any of our executive officers or key employees could have a material adverse effect on our business, operating results and financial condition. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations and managerial personnel. None of our executive officers are bound by an employment agreement or covered by key-man insurance.

Competition. Although early in the market development cycle, the TSI business/technology has no current, identified direct competitors. However, it can be expected that if and to the extent that the demand for the TSI technology increases, the number of competitors will likely increase. Increasing competition could adversely affect the amount of new business we are able to attract, the rates we are able to charge for our services and/or products, or both.

Relative to our data storage businesses, we operate in a very competitive environment, competing against numerous other companies, many of whom have greater financial resources and market position than we do.

Possible exercise and issuance of options and warrants may dilute interest of shareholders. As of November 26, 2002, options to purchase 5,826,500 shares of our Class A common stock were outstanding, and the weighted average exercise price of such options was $0.97. Additionally, warrants to purchase 2,260,715 shares of our Class A common stock were outstanding, and the weighted average exercise price of such warrants was $1.05. To the extent that any stock options currently outstanding or granted in the future are exercised, dilution to the interests of our shareholders may occur.

Possible de-listing of our stock on NASDAQ. Our Class A common stock currently trades on the NASDAQ SmallCap Market under the symbol "ALAN." However, there can be no assurance that an active trading market in our Class A common stock will be available at any particular future time. As of the date of this prospectus, we have received notice from NASDAQ that our stock price does not meet the NASDAQ listing eligibility requirement of a minimum closing bid price of $1.00. However, NASDAQ has determined that we did meet the initial listing requirements for the NASDAQ SmallCap Market and has given us until February 10, 2003, to meet the closing bid price requirement. If this requirement is not satisfied by that date, we will receive written notification from NASDAQ that our securities will be delisted. At that time, we may appeal NASDAQ's delisting determination to a Listing Qualification Panel. There can be no assurance that we will be in compliance with the continued listing standards in the future. If we are delisted, we may not be able to secure listing on other exchanges or quotation systems. This would materially adversely affect the price and liquidity of our common stock.

Payment of dividends. We do not anticipate that we will pay cash dividends on our Class A common stock in the foreseeable future. The payment of dividends by us will depend on our earnings, financial condition, and such other factors, as our Board of Directors may consider relevant. We currently plan to retain earnings to provide for the development of our business.

Our articles of incorporation and Arizona law may have the effect of making it more expensive or more difficult for a third party to acquire, or to acquire control, of us. Our articles of incorporation make it possible for our board of directors to issue preferred stock with voting or other rights that could impede the success of any attempt to change control of us. Arizona law prohibits a publicly held Arizona corporation from engaging in certain business combinations with certain persons, who acquire our securities with the intent of engaging in a business combination, unless the proposed transaction is approved in a prescribed manner. This provision has the effect of discouraging transactions not approved by our Board of Directors as required by the statute which may discourage third parties from attempting to acquire us or to acquire control of us even if the attempt would result in a premium over market price for the shares of common stock held by our stockholders.

The market price of our Class A common stock may fluctuate significantly in response to a number of factors, some of which are beyond our control. These factors include:

   o     progress of our products through development and marketing;

   o announcements of technological innovations or new products by us or our competitors;

   o government regulatory action affecting our products or competitors' products in both the United States and foreign countries;

   o     developments or disputes concerning patent or proprietary rights;

   o     actual or anticipated fluctuations in our operating results;

   o     the loss of key management or technical personnel;

   o     the loss of major customers or suppliers;

   o     the outcome of any future litigation;

   o     changes in our financial estimates by securities analysts;

   o general market conditions for emerging growth and technology companies;

   o     broad market fluctuations;

   o     recovery from natural disasters; and

   o     economic conditions in the United States or abroad.

Future sales of our Class A common stock in the public market could adversely affect our stock price and our ability to raise funds in new equity offerings. We cannot predict the effect, if any, that future sales of shares of our common stock or the availability for future sale of shares of our common stock or securities convertible into or exercisable for our common stock will have on the market price of our common stock prevailing from time to time. For example, the availability of the shares covered by this S-3 registration statement for sale, or of common stock by our existing stockholders under Rule 144, or the perception that such sales could occur, could adversely affect prevailing market prices for our common stock and could materially impair our future ability to raise capital through an offering of equity securities.


                      SAFE HARBOR STATEMENTS UNDER THE PRIVATE
                      SECURITIES LITIGATION REFORM ACT OF 1995

This prospectus includes "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. The safe harbor provisions of the Securities Exchange Act of 1934 and the Securities Act of 1933 apply to forward-looking statements made by us. These statements can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "should" or "anticipates" or the negatives or variations of these terms, and other comparable terminology. In addition, any statements discussing strategy that involve risks and uncertainties are forward-looking.

Forward-looking statements involve risks and uncertainties, including those risks and uncertainties identified in the section of this prospectus beginning on page 3 titled "Risk Factors" and those risks and uncertainties identified elsewhere in, or incorporated by reference into, this prospectus. Due to these risks and uncertainties, the actual results that we achieve may differ materially from these forward-looking statements. These forward-looking statements are based on current expectations. In preparing this prospectus, we have made a number of assumptions and projections about the future of our business. These assumptions and projections could be wrong for several reasons including, but not limited to, those factors identified in the "Risk Factors" section.

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You are urged to carefully review and consider the various disclosures that we make in this prospectus, any subsequent prospectus supplements and in our other reports filed with the SEC. These disclosures attempt to advise interested parties of the risk factors that may affect our business.


                ISSUANCE OF SECURITIES TO SELLING SHAREHOLDERS

         The Class A common stock subject to this prospectus was issued by us to the selling shareholders pursuant to a number of separate transactions, plus a number of individual service contracts pursuant to which we issued stock to the service provider in consideration of services rendered. We agreed in each of these transactions to file a registration statement, of which this prospectus is a part, to register the resale of the securities issued by us in these transactions. All of the shares of Class A common stock covered by this prospectus were "restricted securities" under the Securities Act prior to this registration. The transactions under which the securities were issued are described in the following paragraphs.

         The first transaction involved the issuance by us of certain shares of convertible preferred stock to private investors in May, June and July of 2000. The preferred stock received dividends in kind and was all converted into shares of common stock in June and July of 2001. A total of 1,901,363 shares of Class A common stock were issued in connection with the conversion of the preferred stock. The total consideration received by us for such Class A common stock, including the initial funds received for the preferred stock as well as the additional funds received in connection with the conversion, was $1,690,872, or $0.89 per share of Class A common stock issued by us. Some of the Class A common shares have been sold by the original investors pursuant to Rule 144 under the Securities Act, or are not included in this prospectus at the request of the shareholder, so the remaining number of Class A common shares included in this prospective from this transaction is 267,404 shares.

         The second transaction involved the issuance by us of Class A common stock, and warrants to purchase additional shares of Class A common stock, to private investors in December of 2001. A total of 1,460,000 shares of common stock was issued in exchange for $912,500, or $0.625 per share. In addition, warrants to purchase 800,000 shares of our common stock at an exercise price of $1.00 per share were issued by us to the investors. With respect to this transaction, some shares are not included in this prospectus at the request of the shareholder, so this prospectus covers 600,000 shares of Class A common stock purchased by the included investors as well as 345,000 shares of Class A common stock underlying the warrants issued to the included investors, or a total of 945,000 shares.

         The third transaction involved the issuance by us of 250,000 shares of Class A common stock to single investor, Leslie W. Griffith, in May, 2002 for $175,000.

         The fourth transaction involved the issuance to one private investor of 50,000 shares of our Series B convertible preferred stock, plus a warrant to purchase 500,000 shares of our Class A common stock at an exercise price of $1.00 per share, in exchange for $500,000. Each share of our Series B convertible preferred stock is convertible into 13 shares of Class A common stock. In addition, the preferred stock receives dividends in kind. Three years after the issuance of the preferred stock the investor has the right to cause us to redeem the preferred stock if it has not been converted into Class A common stock. With respect to this transaction, this prospectus covers resale of the 873,340 shares of Class A common stock into which the preferred stock is convertible (including the anticipated dividends in kind through the three-year period following issuance of the preferred stock), plus the 500,000 shares of Class A common stock purchasable under the warrant, or a total of 1,373,340 shares.

         The fifth transaction involved the shares of common stock issued by us in connection with our acquisition of the assets and business of Technology Systems International, Inc. effective June 1, 2002. In connection with the acquisition, we issued 6,000,000 shares of Class A common stock to TSI, which shares will be distributed to the shareholders of TSI upon the liquidation of TSI. Additionally, 1,000,000 shares of Class A common stock were issued to a creditor of TSI, EMS Technologies, Inc., in satisfaction of certain obligations of TSI to the creditor. Therefore, with respect to the transaction, this prospectus covers the resale of the 7,000,000 shares of the company's Class A common stock.

         The sixth transaction involves issuance by us of a warrant to purchase 100,000 shares of Class A common stock at an exercise price of $0.87 per share, which warrant was issued to the lender who established a revolving credit facility in the amount of $1,300,000 for us in June of 2002. This prospectus covers the resale of 100,000 shares of Class A common stock underlying the warrant.

         In addition, shares of our Class A common stock or warrants to purchase shares of our Class A common stock were issued to certain persons or companies providing services to us in consideration of those services. The services generally related to corporate communications and investor relations. The service providers, the date of their contracts and the number of shares issued (or subject to be issued under warrant agreements) are as follows:

Name                           Date of Arrangement     Number of Shares

James E. Boren                 January, 2002           27,500
Ovations International, Inc.   July, 2002              15,000
Coffin Communications Group    September, 2002         50,000 (1)
Equity Communications, LLC     October, 2002           200,000 (2)

-----------------------------------
(1) Includes 25,000 shares of Class A common stock and a warrant to purchase 25,000 shares of Class A common stock at an exercise price of $1.00 per share.

(2) Comprised of a warrant to purchase 200,000 shares of Class A common stock at a purchase price of $0.75 per share.


                                USE OF PROCEEDS

         All of the shares of Class A common stock being offered under this prospectus are offered by the selling shareholders, which term includes their transferees, pledgees or donees or other successors in interest. The proceeds from the sale of the Class A common stock are solely for the account of the selling shareholders. Accordingly, we will not receive any proceeds from the sale of Class A common stock by the selling shareholders. However, if shares to be sold by the selling shareholders are first to be acquired by them through exercise of options or warrants to purchase shares of Class A common stock as described in the previous section (See "Issuance of Securities to Selling Shareholders"), then we would have received the proceeds required for the exercise of the options or warrants previously, or contemporaneously to the selling shareholders' sale of such stock.


                               PLAN OF DISTRIBUTION

         The shares of common stock covered by this prospectus and, if applicable, any prospectus supplements may be offered and sold from time to time in one or more transactions by the selling stockholders, which term includes their transferees, pledgees or donees or other successors in interest. These transactions may involve crosses or block transactions. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares of common stock may be sold by one or more of the following means of distribution:

  o on any of the U.S. securities exchanges or quotation services where shares of our common stock are listed or quoted at the time of sale, including NASDAQ where our common stock is listed as of the date of this prospectus;

  o in the over-the-counter market in accordance with the rules of NASDAQ;

  o in transactions otherwise than on the exchanges or services or in the over-the-counter market described above;

  o in negotiated transactions or otherwise;

  o by pledge or by grant of a security interest in the shares to secure debts and other obligations;

  o through the writing of options, whether the options are listed on an options exchange or otherwise;

  o in connection with the writing of non-traded and exchange-traded call options or put options, in hedge transactions and in settlement of other transactions in standardized or over-the-counter options;

  o through the distribution of the shares by any selling stockholder to its partners, members or stockholders;

  o a block trade in which the broker-dealer so engaged will attempt to sell shares of common stock as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

  o purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to this prospectus;

  o short sales;

  o ordinary brokerage transactions and transactions in which the broker solicits purchasers; or

  o a combination of any of the above transactions.


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The selling stockholders may also transfer the shares by gift. We do not know of any current arrangements by the selling stockholders for the sale of any of the shares.

To the extent required, this prospectus may be amended and/or supplemented from time to time to describe a specific plan of distribution. In addition, any shares of common stock that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers or agents to participate. The selling stockholders and any broker-dealers or agents who participate in the distribution of these shares may be deemed to be "underwriters" under the Securities Act and any discount, commission, concession or profits received by these persons might be deemed to be an underwriting discount or commission under the Securities Act. The selling stockholders who are "underwriters" within the meaning of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

The selling stockholders may sell their shares at market prices prevailing at the time of sale, at varying prices at the time of sale, at negotiated prices or at fixed prices. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of the shares of common stock to be made directly or through agents.

The selling stockholders may sell their shares directly to purchasers or may use broker-dealers or agents to sell their shares. Broker-dealers or agents who sell the shares may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or they may receive compensation from purchasers of the shares for whom they acted as agents or to whom they sold the shares as principal, or both. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share. To the extent that these broker-dealers are unable to do so acting as agent for the selling stockholders, they may purchase as principals any unsold shares at the price required to fulfill the broker-dealers' commitment to the selling stockholders. Broker-dealers who acquire shares as principals may thereafter resell these shares from time to time in transactions on any of the U.S. securities exchanges or quotation services where our common stock is listed or quoted, in the over-the-counter market, in negotiated transactions or by a combination of these methods of sale or otherwise. These transactions may involve crosses and block transactions and may involve sales to and through other broker-dealers, including transactions of the nature described above. Moreover, these transactions may be at market prices prevailing at the time of sale or at negotiated prices and, in connection with these resales, these broker-dealers may pay to or receive from the purchasers of these shares commissions computed as described above.

From time to time, one or more of the selling stockholders may pledge, hypothecate or grant a security interest in some or all of the shares owned by it or them. The pledgees, secured parties or persons to whom the shares have been hypothecated will, upon foreclosure in the event of default, be deemed to be selling stockholders. The number of a selling stockholder's shares offered under this prospectus will decrease as and when the selling stockholder takes such actions. The plan of distribution for that selling stockholder's shares will otherwise remain unchanged. In addition, a selling stockholder may, from time to time, sell the shares short, and, in those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover short sales.

A selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, and the broker-dealers or other financial institutions may engage in short sales of the shares in the course of hedging the positions they assume with that selling stockholder, including, without limitation, in connection with distributions of the shares by those broker-dealers or other financial institutions. A selling stockholder may enter into options or other transactions with broker-dealers or other financial institutions that involve the delivery of the shares offered hereby to the broker-dealers or other financial institutions, who may then resell or otherwise transfer those shares pursuant to this prospectus. A selling stockholder may also loan or pledge the securities offered hereby to a broker-dealer, and the broker-dealer may sell the loaned shares offered hereby pursuant to this prospectus or upon a default may sell or otherwise transfer the pledged shares offered hereby pursuant to this prospectus.

The selling stockholders are subject to the applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. This regulation may limit the timing of purchases and sales of any of the shares by the selling stockholders. The anti-manipulation rules under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of the shares to engage in market-making activities with respect to the particular securities being distributed for a period of up to five business days before the distribution. These restrictions may affect the marketability of the shares and the ability of any person or entity to engage in market-making activities with respect to the shares. In addition, under the securities laws of certain states, the shares of common stock may be sold in these states only through registered or licensed brokers or dealers.

We have agreed to indemnify the selling stockholders, each of their officers, directors and partners and each person controlling such selling stockholders (within the meaning of Section 15 of the Securities Act) against certain liabilities, including liabilities under the Securities Act. The selling stockholders have agreed to indemnify us, each of our officers and directors and each person controlling us (within the meaning of Section 15 of the Securities
Act) against certain liabilities, including liabilities under the Securities
Act.

We have agreed to maintain the effectiveness of the registration statement until the earlier of the following registration termination dates:

         (1) The time that all of the shares of common stock covered by this registration statement are sold in accordance with the intended plan of distribution set forth in this prospectus and/or in a prospectus supplement; or

         (2)   October 31, 2004.

No sales may be made pursuant to this prospectus after the earlier of these registration termination dates unless we amend or supplement this prospectus to indicate that we have agreed to extend the period of the effectiveness of the registration statement.

We will pay all fees and expenses incurred in connection with preparing and filing the registration statement, any amendments to the registration statement, this prospectus and any prospectus supplements. The selling stockholders will pay any legal fees of the selling stockholders, broker's fees or commissions and similar selling expenses, if any, attributable in connection with the sale of common stock, including stock transfer taxes due or payable in connection with the sale of the shares.

We may suspend the effectiveness of the registration statement and, upon receipt of written notice from us, the selling stockholders shall cease using this prospectus if at any time we determine, in our reasonable judgment and in good faith, that sales of shares of common stock pursuant to the registration statement or this prospectus would require public disclosure by us of material nonpublic information that is not included in the registration statement and that immediate disclosure of such information would be detrimental to us.

If we suspend the effectiveness of the registration statement, we shall use our reasonable best efforts to amend the registration statement and/or amend or supplement the related prospectus if necessary and to take all other actions necessary to allow any proposed sales by the selling stockholders to take place as promptly as possible, subject, however, to our right to delay further sales of shares of common stock until the conditions or circumstances referred to above have ceased to exist or have been disclosed. We agreed with the selling stockholders that our right to delay sales of shares of common stock held by the selling stockholders will not be exercised by us more than twice in any twelve month period and will not exceed 60 days as to any single delay in any twelve month period.

We cannot assure you that the selling stockholders will sell all or any of the common stock offered under the registration statement or any amendment of it.



                              SELLING STOCKHOLDERS

The following tables set forth certain information, received through October 31, 2002, with respect to the number of shares of our Class A common stock beneficially owned by each selling stockholder. The information set forth below is based on information provided by or on behalf of the selling stockholders and, with regard to the beneficial holdings of the selling stockholders, is accurate only to the extent beneficial holdings information was disclosed to us by or on behalf of the selling stockholders. The selling stockholders and holders listed in any supplement to this prospectus, and any transferors, pledgees, donees or successors to these persons, may from time to time offer and sell, pursuant to this prospectus and any subsequent prospectus supplement, any and all of these shares.

Except as otherwise described below, no selling stockholder, to our knowledge, held beneficially one percent or more of our outstanding common stock as of the date of this prospectus. Because the selling stockholders may offer all, some or none of the shares of our Class A common stock listed below, no estimate can be given as to the amount or percentage of our Class A common stock that will be held by the selling stockholders upon termination of any of the sales.

Except as indicated below, none of the selling stockholders has held any position or office or had any other material relationship with us or any of our predecessors or affiliates within the past three years other than as a result of the ownership of our securities or the securities of our predecessors. We may amend or supplement this prospectus from time to time to update the disclosure set forth in it.

The shares of common stock offered by this prospectus may be offered from time to time by the selling stockholders named below:

                                      SHARES OF CLASS A
                                      COMMON STOCK
NAMES AND ADDRESSES OF THE            BENEFICIALLY         SHARES OF CLASS A COMMON STOCK
SELLING STOCKHOLDERS                  OWNED PRIOR TO         OFFERED BY THIS PROSPECTUS
                                      THE OFFERINGS (1)   ---------------------------------
                                                          Shares   Shares Available  Total
                                                          Owned    Under Warrants    Shares
-------------------------------------------------------------------------------------------
Stephen A. McConnell                     35,022           35,022                     35,022
6700 East Solano Drive
Paradise Valley, AZ 85253
Antech Holdings, LLC                     29,274           29,274                     29,274
26 Ibiza Aisle
Irvine, CA 92614-0266
Ian S. Kindler                           60,236           60,236                     60,236
2027 Filmore Street, #5
San Francisco, CA 94115-2768
Jonathan A. Levant (IRA)                 60,128           60,128                     60,128
186 Rainbow Drive, PMB #8652
Livingston, TX 77399-1086
Thomas E. Burns III, Inc. Employee       30,274           30,274                     30,274
Bene Tr dtd 8-1-83
25097 Champlain Road
Laguna Hills, CA 92653
Thomas E. Burns, III                     50,000           40,000     10,000          50,000
Revocable Living Trust dtd 9-26-98
The Friesen Living Trust (2)             52,470           52,470                     52,470
6805 N. Los Leones Drive
Tucson, AZ 85718
John S. Anderson                         65,000           40,000     25,000          65,000
11804 N. Sundown Drive
Scottsdale, AZ 85260
David J. & Julie R. Dickerson            65,000           40,000     25,000          65,000
11804 N. Sundown Drive
Scottsdale, AZ 85260
Paul D. Anderson                                          40,000     25,000          65,000
11804 N. Sundown Drive
Scottsdale, AZ 85260
David P. Anderson                        40,000           40,000     25,000          65,000
11804 N. Sundown Drive
Scottsdale, AZ 85260
The Lee Adams Trust                      65,000           40,000     25,000          65,000
FBO Lee Adams
4012 E. Elm Street
Phoenix, AZ 85018
Gary L. McDaniel & Virginia L.          520,000          320,000    200,000         520,000
McDaniel 1991 Living Trust (3)
500 N Rainbow Blvd., Suite 300
Las Vegas, NV 89107
Michael V. Fair                          50,000           40,000     10,000          50,000
161 South Main Street, Suite 105
Middleton, MA 01949
Leslie W. Griffith (4)                  250,000          250,000                    250,000
12530 E. Meadow
Wichita, KS 67206
M. Jamil Akhtar, MD (5)               1,373,340          873,340    500,000       1,373,340
1454 S. Dobson, Suite One
Mesa, AZ 85202
James E. Boren                           27,500           27,500                     27,500
1546 E. Sharon Drive
Phoenix, AZ 85022
Ovations International, Inc.             15,000           15,000                     15,000
3481 Wildwood Street
Yorktown Heights, NY 10598
Coffin Communications Group              50,000           25,000     25,000          50,000
15300 Ventura Blvd., Suite 303
Sherman Oaks, CA 91403-5866
Equity Communications, LLC              200,000                     200,000         200,000
1512 Grand Ave., Suite 200
Santa Barbara, CA 93193
Technology Systems International,     6,000,000        6,000,000                  6,000,000
Inc. (6)
a Nevada corporation
15575 N. 83rd Way, Suite 4
Scottsdale, AZ 85260
EMS Technology, Inc. (7)              1,000,000        1,000,000                  1,000,000
660 Engineering Drive
Norcross, GA 30092

---------------------------------
(1) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of the date set forth in the applicable footnote through the conversion of a security or the exercise of any stock option or other right. Percentage ownership indicated in the footnotes below is based on 18,599,059 shares of our common stock outstanding as of October 31, 2002.
(2) Robert C. Friesen is a beneficiary of the Friesen Living Trust. Mr. Friesen was a director of the Company from November,1999 to July, 2002.
(3)      The McDaniel Trust beneficially owns 2.8% of the Company.
(4)      Mr. Griffith is the beneficial owner of 1.3% of the Company.
(5) Dr. Akhtar is the beneficial owner of 7.2% of the Company. The shares offered by this prospectus include shares which Dr. Akhtar has the right to purchase under existing warrants as well as shares which may be obtained by Dr. Akhtar upon conversion of his Series B preferred stock of the Company, including such shares to be received by him as dividends in kind upon the preferred stock through the three-year period that it is anticipated that Dr. Akhtar will own the Preferred stock.
(6) TSI beneficially owns 32.3% of the Company. These share were received by TSI in connection with our acquisition of substantially all of the operations of TSI. We are informed that TSI will distribute these shares to its shareholders when TSI liquidates. Said liquidation and distribution is anticipated to occur shortly after the date of this prospectus. The table following these footnotes sets forth the names and addresses of each of the TSI shareholders who it is anticipated will receive a portion of these shares and the number of shares each is anticipated to receive. The agreement under which these shares were issued to TSI provides that no single holder of these shares shall sell more shares in any 90-day period than the average weekly trading volume for the Company's common stock for the four calendar weeks preceding any sale.
(7) These shares were received by EMS in connection with our acquisition of the operations of TSI. EMS is also a shareholder of TSI and will receive 1,342,500 shares upon the liquidation of TSI. EMS currently beneficially owns 5.4% of the Company, and upon receipt of the additional shares following the liquidation of TSI, will beneficially own 12.6% of the Company.


As indicated in footnote (6) above, the shares currently held by TSI will be distributed to the TSI shareholders following the effective date of this prospectus. The following table sets forth the names and addresses, as well as the number of shares owned and offered by each of the TSI shareholders under this prospectus.

              Stockholders of Technology Systems International, Inc. (1)

                                  Shares of Class A Common
                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

MARCUS ACHATZ
LANGWEIDER STRASSE 27 B
SAND,  GERMANY 86447                         750                      750

KENNETH OR BRENDA  ADKINS
3852 TORRANCE
HAMMOND, IN  46327                         1,000                    1,000

ADM HOLDING GMBH
GOTENWEG 12
85586 POING,  GERMANY                        250                      250

HORST AHLERS
AM WINGERT 13
50999 KOLN,  GERMANY                         600                      600

RONALD R. ALDERFER
14823 S. 13TH PLACE
PHOENIX, AZ  85048                         9,438                       63

ROLAND ALIPRANDI
HAUPSTRASSE 31/1
78136 SCHONACH,  GERMANY                     315                      315

JOACHIM ALLERS
NEUE STRASSE 116
27432 BREMERVOERDE,  GERMANY                 250                      250

HERMANN ALTHOFF
AM KANONENGRABEN 15
D-48151 MUENSTER,  GERMANY                   250                      250

NORMAN  AMRICH
STRASSE DER JUGEND 32 B D 03046
COTTBUS. GERMANY                              75                       75

NIKOLAUS ANTIS
ROEMERWEG 10A
ANDACHS,  GERMANY 82346                    1,110                    1,110

DR WOLFRAM APITSCH
KIRCHSTRASSE 8
D-04848 BAD DUEBEN,  GERMANY                 250                      250

DAN L. ARCHIBALD
1314 EAST GRANADA
PHOENIX, AZ  85006                         6,875                      625

JUAN ARGOITIA
C/O APNS CONSTRUCTION
1230 WEST 2600 SOUTH
WOODS CROSS, UT  84087-2306                6,252                    6,252

ARGONAUT FINANCIAL SERVICES
CORPORATION
2560 NEFFS CIRCLE
SLC, UT  84109                             1,767                    1,196

ARJON ENTERPRISES
C/O DENNIS NIELSEN                         6,902                    6,902
                                       17

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------
BERND ARNDT
AM MARIENFELD 20
86637 WERTINGER,  GERMANY                    250                      250

PETER ASCHERL
GRUNER WEG 14
HOLZMINDEN,  GERMANY D-37603               3,751                    3,751

JOSEF AYMANS
WEIDENFELD 11
D-51545 WALDBROT,  GERMANY                   313                      313

JUERGEN BABENHAUSERHEIDE
DEMODSTRASSE 13
SPRENGE,  GERMANY D-32139                    650                      650

JURGEN BACHMANN
OSTENDSTR 25
BERLIN,  GERMANY 12459                       300                      300

HELMUT BACKES
AM KLOPP 11A
66620 NONNWEILER,  GERMANY                   250                      250

SIEGFRIED BAHLKE
FRIEDHOFSTR 30 D-63796
KAHL,  GERMANY                               250                      250

MANFRED BAHR
VOGELSANG 20
65229 KARLSRUHE,  GERMANY                  2,501                    2,501

OTTO BALKE
ERLENGRUND 20 A
BEVERN,  GERMANY D-37639                     150                      150

BRUCE M BALLARD MD INC PROFIT SHARING
PLAN C/O DR BRUCE M BALLARD 2716 PORT
OF CALL DR, LAS VEGAS, NV  89128           1,087                    1,087

ARMIN BALZER
STEINKUEPPEL 4
D-35042 MARBURG,  GERMANY                    308                      308

HENRY-ERICH BANDENBURG
BUHLERTALSTR 43A
BUHL,  GERMANY 77815                         300                      300

WOLFGANG BAUR
FRIEDHOFSTRASSE 19
GAILDORF,  GERMANY D-7445                    625                      625

OLAF BECK
ALSTERWEG 50
14167 BERLIN,  GERMANY                       175                      175

WOLFGANG BEHRENDS
ERLENRING 21
BAD VILBEL,  GERMANY D-61118               4,877                    4,877

THOMAS BEHRENDS
PHILIPP-BITSCH-STR 1
63303 DREIECH,  GERMANY                    1,000                    1,000

EVERETT  BELL
PO BOX 14794
SCOTTSDALE, AZ   85267                   138,455                   50,955

JUDITH BELL
3620 DWIGHT STREET
SAN DIEGO, CA  92104                      10,004                   10,004

WERNER BENDMANN
HENRI-DUNANT-STRASSE 12
REHAU,  GERMANY D-95111                    1,000                    1,000

ALEXANDER BERG
GRAF-ADOLF-STRASSE 68
51065 KOELN,  GERMANY                        550                      550

                                       18

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------
ANDREAS BERND
VERBINDUNGSSTRASSE 8
SPRENDLIGEN,  GERMANY 63303                1,250                    1,250

GUNTER BERTRAM
65604 ELZ
EISENBAHNSTR 14,  GERMANY                    125                      125

LYNNE SUE BESSETTE
16231 N 56TH PLACE
SCOTTSDALE, AZ  85254                     25,009                   25,009

W. BITTNER
161 CHEMAIN DES GRAVIERS
78670 VILLENNES SUR
SEINE                                      2,501                    2,501

P.J.N.  BLOM
BUITENHOF 119 HOLLAND 1354 GF ALMEN        2,832                    2,832

RICK B.A.F.  BLOM
WESSEL ILCKENSTRAAT 163 1311 RM ALMERE       500                      500

M.C.H.J. BLOM
WESSEL ILCKENSTRAAT 163 1311 RM ALMERE     1,000                    1,000

RICK BLOM B.A.F. & M.C.H.J.
WESSEL ILCKENSTRAAT 163 1311 RM ALMERE     5,663                    5,663

THOMAS BLUHM
ADLERWEG 14
ZWICKAW,  GERMANY 08066                      500                      500

MARTIN BOCKHOLT
ALTE ENMOST 11
D-57392 SCHMALLENBER,  GERMANY               450                      450

DENNIS BOEDEKER
3495 EAST LINDA LANE
GILBERT, AZ  85234                        14,063                    1,563

GERD BOEHM
STUHLSTRASSE 2
D-30908 ISERNHAGEN,  GERMANY                 250                      250

LEON  BOISJOLIE
5828 SO. KACHINA
TEMPE, AZ   85283                          2,501                    2,501

PAUL BORCHERT
BRAKER WEG 23
ENGER,  GERMANY D-32130                    1,250                    1,250

DIETER BORCHFELDT
GAETGARTENWEG 5
PLOETZKY,  GERMANY 39245                     425                      425

DIETMAR BOTTERBROD
HENNCHSTRASSE  5
D-86159 AUGSBURG,  GERMANY                   744                      744
                                       19

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

MICHAEL BRANDES
MUENSTERER STR 61
48249 DUELMEN,  GERMANY                      250                      250

FLORIAN BREITENBACH
WIESENHOLZLE 18
88456 INGOLDINGEN,  GERMANY                  600                      600

BRIAN M. CASSEY TRUST
C/O DAN CASSEY P O BOX 3703
CAREFREE, AZ  85377                        9,134                    9,134

BRIAN  BRIESKE
75 ASH STREET
DENVER , CO  80220                         1,250                    1,250

WILLI BRINCKMANN
CARLO-SCHMID-WEG 38
25337 ELMSHORN,  GERMANY                     775                      775

OLIVER C BRODE
BERGEDORFER STR 105
21029 HAMBURG,  GERMANY                      250                      250

CHRISTOPH BRUESTLE
GRUBACKER 6
77793 GUTACH,  GERMANY                       250                      250

INGELORE BRYSCH
LOBER AUE NR 6
D-04509 DELITSCH,  GERMANY                   538                      538

WILHELM BURGDORF
BRAUNSCHWEIGER STRASSE 2
D-30982 PATTENSEN,  GERMANY                5,502                    5,502

CANTO ETHABLISEMENT
C/O MR DR MEYER POSTFACH 470
FL-9490, VADUZ LICHTENSTEIN              112,542                  112,542

FREDERICK  CARRINGTON
6432 E CALLE ROSA
SCOTTSDALE, AZ  85251                      4,658                    4,658

ROBERT B CASSEY
138 STABLEFORD DRIVE
GLEN ELLYN, IL  60137                      7,503                    7,503

CASSEY FAMILY TRUST
C/O DAN CASSEY P O BOX 3703
CAREFREE, AZ  85377                       19,409                   19,409

MARKUS CHRIST
RODGAUSTR 21
64807 DIEBURG,  GERMANY                      500                      500

NICHOLAS CHRISTIFULLI &
TAMERA CHRISTIFULLI JTTEN
8229 EAST CHARTER OAK ROAD
SCOTTSDALE, AZ  85260                      5,845                    5,845

LOTHAR CIESLOK
EICHENWEG 2
82294 GUENZLHOFEN,  GERMANY                  500                      500

CHRISTFRIED CONTZEN
DREL LINDEN STR 52
D65812 BAD SODEN,  GERMANY                   250                      250

CHRISTIAN CONTZEN
DREI-LINDEN STR 52
65812 BAD SODEN,  GERMANY                    250                      250
                                       20

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------


DENISE COOKE
3382 REDWOOD ST
SAN DIEGO, CA  92104                       6,252                    6,252

VERONICA MARY COPE
8849 E. SHARON DRIVE
SCOTTSDALE, AZ  85260                     11,000                    1,000

RICHARD  DAY
1614 EAST 10770 SO
SANDY, UT  84092                          12,505                   12,505

BERNARDUS J.  DE BRUIN
VERLEUNSTRAAT 8  1063 EH AMSTERDAM           750                      750

VALDEMAR  DE HESSE
OBERE TERRASSENSTRASSE 7 61348 BAD
HOMBURG V D H                              1,250                    1,250

JEAN PIERRE  DE LEERSNIJDER
VLASSTRAAT 13  B 8710 WIELSBEKE            1,250                    1,250

BODO DEHN
VOOSEN 14
41179 MONCHENGLADBAC,  GERMANY               500                      500

H.P.  DIERKES
OSCAR ESPLA 14 APT 3I
03580 ALFAZ DEL PI-ALBIR
ALC                                        2,751                    2,751

E.D.  DIERKES-PEEPER
OSCAR ESPLA 14 APT 3I
03580 ALFAZ DEL PI-ALBIR
ALC                                        2,001                    2,001

DIETER STAPERFELD GRUNDBESITZ
AVERDIEKSTR. BETEILIGUNGS GMBH
ARNDSTRASSE 45
49078 OSNABRUCK,  GERMANY                 80,030                   80,030

BETTRETTIN DINCER
SCHLEUSSENWEG 4
D-61206 WOELLSTDAT,  GERMANY                 450                      450

URS DIRIWAECHTER
WEINBERGSTRASSE 30
VOLKETSWIL,  SWITZERLAND CH-8604             625                      625

EDUARD DORRENBERG
HOMPESCHSTRASSE 9
40239 DUSSELDORF,  GERMANY                   250                      250

ELFI DREESEN
AN DER ESCHERT 26
D-47877 WILLICH,  GERMANY                    725                      725

RALF DREWS
GREIFSWALDER STRASSE 164
BERLIN,   10409                              300                      300
                                       21

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

FRANK A.  DUBEC
1775 E PALM CANYON DR. #H343
PALM SPRINGS , CA   92264                  1,250                    1,250

KARL-HEINZ DUNKEL
MORIKESTRASSE 6
SELIGENSTADT,  GERMANY D-63500            37,514                   37,514

HANS WERNER DUNKEL
RUHRSTRASSE 8
63533 MAINHAUSEN,  GERMANY                 1,000                    1,000

ELFRIEDE DUNKEL
MORIKESTR 6
63500 SELIGENSTADT,  GERMANY              12,505                   12,505

GRUNDEI & RUTH DELORES GRUNDEI EARL
JAMES TTEES OF THE EARL JAMES GRUNDEI
REVOCABLE
13801 TONBRIDGE COURT
BONITA SPRINGS, FL  34135                   2,501                   2,501

RUTH DELORES GRUNDEI & EARL JAMES
GRUNDEI, TTEES OF THE RUTH DELORES
GRUNDEI REVOCABLE TRUST DTD 01-02-01
13801 TONBRIDGE CT
BONITA SPRINGS, FL  34135                  2,501                    2,501

EVERT  EGGINK (3)
JAN VAN NASSAUSTRAAT 32-2596 BT
THE HAGUE ,  NETHERLANDS                 261,133                  261,133

SANDRA ELKIN
3490 E CECELIA LANE
YUMA, AZ  85365                            2,644                    2,501

SOREN ELLENBERGER
WOLLGRASWEG 6
21614 BUXTEHUDE,  GERMANY                    300                      300

EMS TECHNOLOGIES (4)
660 ENGINEERING DRIVE
NORCROSS, GA  30092                    1,784,883                  784,883

EUGEN ENGEL
WALDMATTENSTRASSE CH-3952
SUSTEN/WALLIS,  SWITZERLAND                4,252                    4,252

MICHAEL ENGL
STUCKFELDSTRASSE 9
93413 CHAM,  GERMANY                         300                      300

CLEMENS ERBEN
CARL SPAETER STR 11 D-56070
KOBLENZ,  GERMANY                          1,250                    1,250

MANFRED ERNST
LAERCHENWEG 5
52538 SELFKANT,  GERMANY                     375                      375
                                       22

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

ALTON L. ESTES
1413 E. LINDA LANE
GILBERT, AZ  85234                         6,875                     625

ETHEL M. WANDRIE TRUST
BELL RIDGE APARTMENTS
844 E BELL ROAD #1060
PHOENIX, AZ  85022                        17,126                   17,126

EUR-AM LLC
2560 NEFF'S CIRCLE
SLC, UT  84109                             2,751                    2,751

REINHARD EXNER
ROSENSTRASSE 4
85077 MANCHING,  GERMANY                     520                      520

FRITHJOF FELSBERG
ALLER POSTWEG 122
BOTTROP-KIRCHHELLEN,  GERMANY 48244          500                      500

GERALD FICHTNER
ILMENAUER STRASSE 23
SCHLEUSINGEN,  GERMANY 98553                 500                      500

REINHARD FISCHBACH
BERLINER STR 14
BEESKOW,  GERMANY 15848                      500                      500

MICHAEL FISCHER
KATHARINENSTRASSE 13
D-64297 DARMSTADT,  GERMANY                  450                      450

FISERV CORRESPONDENT SERVICES INC
FCS C/FBO JEFFREY  SHAW IRA R/O
1125 17TH STREET  SUITE 1700
DENVER, CO  80202                         17,448                   17,448

JURGEN FISHER
MAILANDER STRASSE 12
FRANKFURT AM MAIN,   60598                19,007                   19,007

ROLAND FLEIHS
LUEGEN 2
88379 UNTERWALDHAUSE,  GERMANY               250                      250

ALBRECHT FRANKE
GOPPERSDORFERSTR 76
09217 BURGSTADT,  GERMANY                    250                      250

JOSEF FUCHS
HECHTSEESTR 53 C
81671 MUNCHEN,  GERMANY                      500                      500

PETER GABLER
QUAGLIOSTRASSE 11 D-81543
MUNCHEN,  GERMANY                          1,563                    1,563

JEFFREY M.  GALLEN
13227 NO. 1ST AVENUE
PHOENIX, AZ   85029                        2,251                    2,251
                                       23

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

DANIEL GALLWITZ
KIRCHWEG 7 A
DELITZSCH-BENNDORF,  GERMANY D-04509       2,601                    2,601

MARLIES GALLWITZ
KIRCHWEG 7A
04509 DELITZSCH,  GERMANY                    500                      500

KLAUS GARPHEIDE
BERG-STRASSE 28/30 D-42651
SOLINGEN,  GERMANY                         3,126                    3,126

TIM  GAY
TIM GAY & ASSOC.
2700 NO. CENTRAL AVE SUITE 1190
PHOENIX, AZ   85004-1149                   3,860                    3,860

INGO GEISELHART
KOERNERSTRASSE 8
59174 KAMEN,  GERMANY                        250                      250

FRANZ GENTER
GRAVENSTEINER WEG
FLENSBURG,  GERMANY 24939                    950                      950

JOERG GEORGE
ZUM LAUSCHEBUSCH 64
POTSDAM,  GERMANY 14469                      300                      300

WALTER GIB
AVE-MARIASTRASSE 16 D-76863
HERXHEIM,  GERMANY                         1,563                    1,563

DAVID  GILLETTE
1094 MERCEDES WAY
SALT LAKE CITY, UT  84108                  2,501                    2,501

ALEXANDER GIRADINI
RETTENBERSTRASSE 20
DASING,  GERMANY 86453                       125                      125

ANDREAS GLAB
HOHER WEG 8 F
08309 EIBENSTOCK,  GERMANY                 1,000                    1,000

ARTHUR GLASER
BODENSTEDTSTRASSE 37 D-81241
MUNCHEN,  GERMANY                          6,252                    6,252

WENDE GOETZ
BOGENSTRASSE 15
24537 NEUMUENSTER,  GERMANY                  750                      750

UTE GOLDBACH
GOETHESTR 34
39639 GARDELEGEN,  GERMANY                   500                      500

JOSEF GRABMEIER
OBERE HAUPTSTRASSE 21
D-904143 GRAINET,  GERMANY                   250                      250
                                       24

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

WOLFGANG GREINER
AM DINCHELT
66957 VINNINGEN,  GERMANY                    250                      250

GERD GROSS
HALDYSTRASSE 1
SAARBRUECKEN,  GERMANY 66123                 500                      500

JOERN GROSS
FLACHSSTRASSE 2
D-56357 MIEHLEN,  GERMANY                    700                      700

MARKUS GRUEBEL
IMANUEL-KANT-STRASSE 9
72800 ENINGEN,  GERMANY                      250                      250

DIETER STAPERFELD GRUNDBESITZ
AVERDICKSTRASSE BETEILIGUNGS GMBH
ARNDTSTRASSE 45
OSNABRUECK,  GERMANY D-49078             117,544                  117,544

MANFRED GUERTLER
KIRCHSTRASSE 8
ADELSHOFEN,  GERMANY 82276                   375                      375

HERBERT HANLE
MAX-MUNDING-WEG 13
88069 TETTNANG,  GERMANY                     476                      476

WILLARD HARPSTER JR
737 11TH AVENUE
SALT LAKE CITY, UT  84103                  1,250                    1,250

ALBRECHT HARTUNG
ALTGORBITZER RING 52
DRESDEN,  GERMANY 01169                      313                      313

BARBARA HASS
ST GEORGENER STR 19
D-79111 FREIBURG,  GERMANY                 1,441                    1,441

GEORGE  HAUGEN
T&G REAL ESTATE 7503 E SWEETWATER AVE.
SCOTTSDALE, AZ   85260                     6,252                    6,252

HEIN HAUPT
ELSTERWEG 22
D-34225 BAUNATAL 2,  GERMANY               3,126                    3,126

ARNELL  HEAPS
1357 EAST PHEASANT RIDGE CR.
BOUNTIFUL, UT   84010                     21,258                   21,258

KATHY HEAPS
79 NORTH 340 WEST
OREM, UT  84057                            3,751                    3,751

HANS-PETER HECHT
MARKT 23
D-03400 ZERBST,  GERMANY                     450                      450
                                       25

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

IRMGARD HEFTRICH
ERLENRING 18
61118 BAD VILBEL,  GERMANY 18                700                      700

JURGEN HEIMER
IM EICHSFELD 32
3611 PETERSBERG,  GERMANY                    250                      250

RAINER HEINZ
RICHARD-WAGNER-STR 11
OSTRINGEN,  GERMANY D-76684                3,751                    3,751

RENATE HEISTERS
AN DER ESCHERT 20 47877 WILLICH 2            375                      375

KURT HELLE
53177 BONN
WINTERICHSTRASSE,  GERMANY 27              3,876                    3,876

ALBERT HELLWAGE
VON DER HEIDE 1
SEEVETAL,  GERMANY 21218                     650                      650

DR. ARMON J.  HELVIG
9619 W OAKSTONE DRIVE
SUN CITY, AZ  85351-2412                     375                      375

LARK HEINZ HEMMERLE
GEISEN HOLL 23
ASLAR,  GERMANY 35614                        375                      375

EDITH  HENSCHEL
IMM-KANJ-STR 9 61476 KRONBERG              5,002                    5,002

EDWARD C HENSCHEL
IMMANUEL-KANT-STRASSE 9
D-61476 KRONBERG,  GERMANY                30,977                   30,977

HERALD SECURITIES AG
POSTFACH 4818
ZUG,  SWITZERLAND CH-6304                    500                      500

DIRK HERGENHAHN
C/O CISCO SYSTEMS NEUERWALL 77
20354 HAMBURG,  GERMANY                      500                      500

MATTHIAS HESSE
FLAESSERGASSE 2
DESSAU,  GERMANY D-06844                     500                      500

CHRISTIAN HEUBERGER
SEMMELWEISSRING 17
WOLFSBURG,  GERMANY D-38440                8,753                    8,753

C JULIUS HEUBERGER
ACHTERDIEK 49 A
BREMEN,  GERMANY D-28359                   3,751                    3,751

JUERGEN HIEMER
IM EICHSFELD 32
36100 PETERSBERG,  GERMANY                   250                      250
                                       26

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

FRANK HILLEBRAND
SUDRING 9 15236 FRANKFURT (ODER
LUCHSWEG 25,  GERMANY                        379                      379

HANS-JOERG HINNERKOPF
MATTERSTOCK 19
97080 WUERZBURG,  GERMANY                    400                      400

DR HANS HIRSCHFELDER
WITTKOPSTRASSE 1C
D-49088 OSNABRUECK,  GERMANY                 250                      250

ROLF HOERNER-GEIGER
WEINBERGSTRASSE 6 97877
WERTHEIM-LINDELBACH,  GERMANY                250                      250

RICHARD  HOFFMAN
AM GANGSTEIN 33 D-85051 INGOLSTADT           400                      400

RAINER HOFFMAN
BRUCKNERSTRASSE 4 D-81667
MUNCHEN,  GERMANY                          2,188                    2,188

RICHARD HOFMANN
AM GANSTEIG 33
INGOLSTADT,  GERMANY 85051                   658                      658

HEIDE HOLDEBRAND
JOSEF-BRUCKEL-WEG 3 D-82031
GRUNWALD,  GERMANY                         1,563                    1,563

PHILLIP M HOLLORAN &
SUSAN N HOLLORAN JTTEN
222 SOUTH 21ST ST
ST LOUIS, MO  63103                        2,501                    2,501

CHRISTINE M HORNEY
23101 FOX CREEK
FARMINGTON HILLS, MI  48335                2,501                    2,501

BRENDA HORTON
2719 EAST IRONWOOD DRIVE
PHOENIX, AZ  85028                         4,125                      375

MIRO HRKAC
SCHUETZENSTRASSE 31
61381 FRIEDRICHSDORF,  GERMANY               500                      500

ANNE HUNECK
JOSEF-BRUCKEL-WEG 3 D-82031
GRUNWALD,  GERMANY                         3,126                    3,126

MANFRED IRLINGER
KREMER STRASSE 20
PASSAU,  GERMANY 94032                     1,325                    1,325

HARRY ISENSEE
GRAF LUDOF STR 9 31515 WUNSFORF              313                      313

SUZANNE I. ISHAM
479 S. SEAWYNDS BLVD.
GILBERT, AZ  85234                         4,125                      375
                                       27

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

MITCHELL IVES
9136 EAST WINCHCOMB DRIVE
SCOTTSDALE, AZ  85260                      1,250                    1,250

GUIDO JESEMANN
EMSER STRASSE 26A
D-30455 WIESBADEN,  GERMANY                  450                      450

RALF JOCHUM
TALSTRASSE 20
66557 ILLINGEN,  GERMANY                   1,000                    1,000

DETLEF JODECKE
KOTERBERGSTRASSE 4
HOXTER,  GERMANY D-37671                     150                      150

JAMES JONES
2047 NO. ALMOND
MESA , AZ  85213                           8,503                    8,503

KEVIN L.  JONES
557 SOUTH OAK STREET
GILBERT, AZ  85233                       122,313                  117,194

RICHARD C JONES (5)
12084 NO. 119TH STREET
SCOTTSDALE, AZ   85259                    29,049                   28,959

RICHARD W JONES
9201 N 54TH DR
GLENDALE, AZ  95302                        6,753                    6,753

WILLIAM T JONES
3019 S PASEO LOMA
MESA, AZ  85202                            6,002                    6,002

KELLI JONES
4728 W SIERRA VISTA DRIVE
GLENDALE, AZ  85301                        1,501                    1,501

MICHAEL JONES
4728 W SIERRA VISTA DR
GLENDALE, AZ  85301                        1,501                    1,501

BRIAN JONES
4728 W SIERRA VISTA DR
GLENDALE, AZ  85301                        1,501                    1,501

RICHARD C AND ANNA M JONES  JTTN
12084 NO 119TH STREET
SCOTTSDALE, AZ   85259                   113,375                  113,375

RICHARD C AND ANNA M JONES
FAMILY TRUST                           1,175,177                1,175,177

IRMGARD JUNG
VORGANGSTRASSE 21
63766 HOESBACH,  GERMANY                     250                      250
                                        28

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

HEINZ K JUNGNITZ
FELLERSTRASSE 8
FRANKFURT/MAIN,  GERMANY 60322             5,002                    5,002

JOSEPH G.  KAHL
5107 E AIRE LIBRE AVE.
SCOTTSDALE, AZ   85254                     3,676                    3,676

CHRISTOS KAKOGEORGIOU
NIBELUNGENSTRASSE 30
40549 DUESSELDORF,  GERMANY                3,251                    3,251

ERICH KAMPMAN
DELPSTRASSE 16
D-59069 HAMM, GERMANY                        250                      250

MICHAEL KAROW
FALKENBERGER CHAUSSEE 138
D-13057 BERLIN,  GERMANY                   4,752                    4,752

DETLEF KAUPERT
WIESENSTRASSE 1 A
D-38162 CREMLINGEN,  GERMANY                 250                      250

THERESIA KERKSTORER
WESTERWIEHERSTR 238
33397 RIETBERG,  GERMANY                     750                      750

KRISTEN E. KIRK
9708 E. VIA LINDA #1342
SCOTTSDALE, AZ  85258                      2,750                      250

UWE RENE KLASSEN
1 RUE DE LA PAIX
F-57460 BOUSBACH,  FRANCE                  2,101                    2,101

ANDRAS KLAUS
MOZARTSTRASSE 01
D-02763 ZITTAU,  GERMANY                     938                      938

KATHARINA KLESSINGER
KIRCHWEG 17 D-94104
TITTLING,  GERMANY                         4,377                    4,377

ACHIM KOENES
STEPGESTRASSE 30
MONCHENGLADBACH,  GERMANY 41061            2,751                    2,751

MARTIN KOGLIN
HOHENSTRASSE 66
61476 KRONBERG,  GERMANY                     375                      375

DIETER KOPPE
FR -X- SCHUSTER STR 32
D-91126 SCHWABACH,  GERMANY                  550                      550

WALTER KOSCHNIKE
EINSTEINSTRASSE 7
D-78655 DUNNINGEN,  GERMANY                  450                      450
                                       29

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

HARTMUT KOSER
MARIENSTRASSE 19 D-71332
WEIBLINGEN,  GERMANY                       1,876                    1,876

MANFRED KOSTIAL
GOTTFRIED-KELLER-STRASSE-9
HEILBRONN,  GERMANY 74076                  7,503                    7,503

STEFAN KRAEFT
AM BLUMENGARTEN 10
D-31815 WINSTORF,  GERMANY                   450                      450

PETER KRAEMER
BREITEICHSTRASSE 63
D74523 SCHWAEBISCH H,  GERMANY             1,125                    1,125

TORSTEN KRAHL
FRIEDENSSTRASSE 25
D-02977 HOYERSWERDE,  GERMANY              1,029                    1,029

PETER KRAMER
BREITEICHSTRASSE 63
SCHWABISCH HALL,  GERMANY D-74523          1,501                    1,501

DOLF KRAYENHOFF
JAN VAN NASSAUSTRAAT 30 NL-2596
BT DEN HAAG,  NETHERLANDS                 25,009                   25,009

WOLFGANG KRENIG
OB DER ZIEGELEI 22
WEINSBERG,  GERMANY 74189                    625                      625

AXEL KRESS
BIRKENWALDSTRASSE 69
D-70191 STUTTGART,  GERMANY                  750                      750

ANDREAS KRIEGER
PAPENGRENZE 6
28844 WEJHE,  GERMANY                        200                      200

HORST KUEHNBERGER
AUGUST KRIEG WEG 10
D-73560 BOEBLINGEN,  GERMANY                 250                      250

ALEXANDER KUNKEL
AM STADTPFAD 61
65760 ESCHBORN,  GERMANY                   1,313                    1,313

LA ROCHE HOLDING
A LUXEMBOURG HOLDING COMPANY
C/O DISCOUNT BANK/ MR F WEINBERG
L-2449 LUXEMBOURG,  LUXEMBOURG           112,105                  112,105

HEINRICH LAMMERT
SPERLINGSGASSE
HOLZMINDEN,  GERMANY D-37603               2,501                    2,501

RENE LANGE
SUEDRING 23 D-04808 WUERZEN
GERMANY,                                     150                      150
                                       30

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

HANS LAUCK
WALDSTRASSE 5
66695 THOLEY,  GERMANY                       250                      250

HORST-DIETER LAUFS
HOELDERLIN STRASSE 1A
50968 KOELN,  GERMANY                        750                      750

LAMBERTUS J.F.  LE FEVRE
PORTELSTRAAT 25 1445 LA PURMEREND          3,001                    3,001

MANFRED LEDERER
ALBRECHT-DURER-PLATZ 1
97421 SCHWEINFURT,  GERMANY                2,501                    2,501

HEINRICH LINNEMANN
HAMMHOF 15
D-30455 HANNOVER,  GERMANY                   225                      225

IVAN LJUBAS
CHESHAMER STR 25
61381 FRIEDRICHSDORF,  GERMANY               500                      500

INGRID LOESSL
HOMBURGER LANDSTRASSE 42 A
61440 OBERURSEL,  GERMANY                    500                      500

PERRY D.  LOGAN
420 SAINT ANDREWS COURT
LAS VEGAS, NV  89144-0815                 62,523                   62,523

PERRY LOGAN &
GARY LOGAN JTTEN
420 ST ANDREWS CT
LAS VEGAS, NV  89144                      12,505                   12,505

NICOLAS LOIBL
STAFFENBERGERSTRASSE 24
STUTTGART,  GERMANY 70184                    250                      250

PETER T. LOPEZ
11260 N. 92ND ST., #2112
SCOTTSDALE, AZ  85260                     23,376                    2,126

BERNHARD LORENZ
GARTENSTRASSE 8
85456 WARTENBERG,  GERMANY                   175                      175

IRMGARD LORENZ
GARTENSTRASSE 8
85456 WARTENBERG,  GERMANY                   500                      500

INGRID LOSSL
HOMBURGER LDSTR 42 D-61440
OBERURSEL,  GERMANY                          750                      750
                                       31

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------


MICHAEL LOTZEN
KONRAD ADENAUER ALLEE 20 D-56636
ANDERNACH GERMANY,                           143                      143

BERND LUBECK
CURD-JURGENS-STR 4
MUNCHEN,  GERMANY 81739                      500                      500

RONALD LUCK
AM EISBERG 18
BARCHFELD,  GERMANY 36456                    875                      875

ROLAND LUEPERTZ
RAIFFEISEN STR 11
41751 VIERSEN,  GERMANY                    1,143                    1,143

PATRICK MANION
7858 E BALAO DRIVE
SCOTTSDALE, AZ  85262-2779                 1,250                    1,250

ECKHARD MANNS
DREIECHRING 16
63225 LANGEN,  GERMANY                       500                      500

JOHN  MAREK
3600 SO. WENONAH
BERWYN, IL  60402                          7,253                    7,253

TED  MAREK
12210 NO. 76TH PLACE
SCOTTSDALE, AZ   85260-4816               12,505                   12,505

TED  MAREK
TED MAREK DEFINED PENSION PLAN
12210 NO 76TH PLACE
SCOTTSDALE, AZ   85260-4816               15,631                   15,631

EDWARD H MARGOLIS
ONE ITHAN-WOODS LANE
VILLANOVA, PA   19085                      5,709                    5,709

MAX STREICHER KG
SCHWAIGERSTRASSE 17
94469 DEGGENDORF,  GERMANY                 8,865                    8,865

JAMES R.  MCCORKLE
755 SHERIDAN AVENUE
COLUMBUS, OH   43209                         500                      500

NATHAN R.  MCCORKLE
755 SHERIDAN AVENUE
COLUMBUS, OH   43209                         500                      500

JUERGEN MEIERHOEFER
FRAUENDORFERSTR 57A 04654
FRONBURG-GREIFENHEIN,  GERMANY             1,040                    1,040

ALOIS MEIR
PFAFFENBERG 11
SCHWANENSTADT,  AUSTRIA A-4690               300                      300
                                       32

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

SIEGLINDE MEITINGER
WINIBALDSTRASSE 40 D-82515
WOLFRATSHAUSEN,  GERMANY                     600                      600

JOHANNES MEKLE
PAUL-THIERFELDER-STRASSE
GAILDORF,  GERMANY D-74405                11,754                   11,754

JOHANNES MEKLE
& WERNER WAGNER JTTEN
PAUL-THIERFELDER STR 10
74405 GAILDORF,  GERMANY                   1,250                    1,250

CHERYL L.  MENGE
31057 NORTH 44TH WAY
CAVE CREEK, AZ  85331-7814                 2,001                    2,001

DIRK MEYER
GOTENWEG 12
POING,  GERMANY D-85586                    1,250                    1,250

MARKO MEYER
ORANLERSTRASSE 17 A
D86159 AUGEBURG,  GERMANY                    250                      250

WOLFGANG MEYER
KOPERNIKUS PLATZ 5
D-90459 NUERNBERG,  GERMANY                  338                      338

JOACHIM MEYER
ALBRECHT-DUERER-STRASSE 1
D-57368 LENNESTADT,  GERMANY                 508                      508

HOLGER MICK
OBERDORFSTRASSE 11 D-73116
WASCHENBEUREN,  GERMANY                    1,000                    1,000

MICHAEL S.  MITCHELL
15806 NO. 38TH PLACE
PHOENIX , AZ  85032                      175,753                   88,253

IRIS MITRICK
17231 LINDGREN AVE
SUN CITY, AZ  85373                          500                      500

CHRISTOPHER W.  MOORE
2715 E VISTA
PHOENIX, AZ   85032                        4,502                    4,502

JUDI  MOSKOWITZ
88-29 155 AVE APT 3H
HOWARD BEACH , NY  11414                   1,250                    1,250

DIETMAR MUEHLENTIEN
MARIENSTRASSE 26
33154 SALZKOTTEN,  GERMANY                 2,751                    2,751

DR CHRISTIAN MUELLER
LUKASSTRASSE 3
DRESDEN,  GERMANY 01069                    5,002                    5,002

MARGOT MUMMERT
RHEINALLEE 21
33689 BIELEFELD,  GERMANY                    550                      550
                                        33

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

ARIANE MUMMERT
BEHNHOFSTRASSE 17
16359 BIETHENTHAL,  GERMANY                  875                      875

ROLF-GUSTAV MUNSKE
GEBESCHUSSTRASSE 52
D-65929 FRANKFURT,  GERMANY                  300                      300

LARRY NELSON
16231 N. 56TH PLACE
SCOTTSDALE, AZ  85254                     24,689                   24,689

RUDOLF NENNINGER
PAASTRASSE 21
DASING,  GERMANY 86453                       625                      625

DANIEL NICOLIN
NOLDENWEG 24
40724 HILDEN,  GERMANY                       133                      133

DENNIS  NIELSEN
2560 NEFF CIRCLE
SALT LAKE CITY, UT   84109                50,019                   50,019

LELAND  NORTON
17231 LINDGREN AVE.
SUN CITY, AZ  85373                       10,004                   10,004

NUPETCO ASSOCIATES
2001 WINDSOR STREET
SALT LAKE CITY, UT  84105                 12,505                   12,505

WILLIAM & ELIZABETH  O'NEAL
4213 NO. TABOR STREET
MESA, AZ  85215                            3,751                    3,751

BRIGITTE OBERMEIER
ALTE BAHNHOFSTRASSE 3
D-94491 HENGERSBERTG,  GERMANY             1,525                    1,525

ALFRED  PEEPER (6)
HOGEWEG 76-1 2042 GJ ZANDVOORT           354,710                  354,688

ALFRED  PEEPER
CALLE HAMBURGO 22 ED LAS ALGAS 2/4
03500 BENIDORM-ALC,  SPAIN               145,124                  145,124

KLAUS PESCHKES
SIEGSTRASSE 24
41464 NEUSS,  GERMANY                        500                      500

DR ALICE PETRY-REICHERT
KNEIPPSTR 17 D-86825
BAD WORRISHOFEN,  GERMANY                    625                      625
                                       34

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------


PRIME GLOBAL COLLECTIBLES
1759 OAKVALE DR SW
WYOMING, MI  49509                        56,271                   56,271

HENDRIKA PRINS
ROOSEVELTLAAN 153-1
1079 AL AMSTERDAM,  NETHERLANDS          125,047                  125,047

PROXIMA ASSET MANAGEMENT INC.
ROUTE DES ACACIAS 54
1227 CAROUGE, SWISS                      143,532                  143,532

SARA E PULLINS
448 E 1730 N
OREM, UT  84097-2219                         217                      217

MARTINA RAEZ
WINIBALDSTRASSE 29 D-82515
WOLFRATSHAUSEN,  GERMANY                     500                      500

JOACHIM RAMTHUN
ALLERSHEIMER KIRCHWEG 5
HOLZMINDEN,  GERMANY D-37603               2,126                    2,126

INGO RAUP
SUDETENSTR 12
HEIDENHEIM,  GERMANY 89518                 5,438                    5,438

RAVENWOOD TRUST
C/O JONATHAN R SANDERS
4458 VERDICCIO AVE
LAS VEGAS, NV  89141-4242                  2,175                    2,175

HANS PETER RECKLE
FISCHENER STRASSE 12
D-87448 WALTENHOFEN,  GERMANY                250                      250

DIRK REICHARDT
BERNHARD-KOETENBUERGER-STRASSE 4
33102 PADERBORN,  GERMANY                    775                      775

PETRY REICHERT
KNEIPPSTR 17
86825 BAD WORRISHOFE,  GERMANY               375                      375

RUDI REICHL
WELLER STR 25
D-74523 SCHWABISCH-, HALL GERMANY            250                      250

SIMONE RICCOBONO
353 WINDTREE AVE
THOUSAND OAKS, CA  91360                  10,000                   10,000

JAMES G. RICKETTS
23210 NO. LAS LAVATAS
SCOTTSDALE, AZ   85255                    13,443                   13,443

WILLIAM G.  RICKETTS
3562 STATE RT. 273 W P O 161
BELLE CENTER, OH   43310                  12,505                   12,505
                                       35

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

MARTIN RIPPSTEIN
C/O NOW DATA CONSULT HAUPTSTR 791
OBERBUCKSITEN,  SWITZERLAND CH-4625          300                      300

GOTTFRIED RODEN
WESTERWEIHERSTR 238
33397 RIETBERG,  GERMANY                   1,250                    1,250

JEAN-CLAUDE RODER
16C. AV. LOUIS-YUNG-CH
1290 VERSOIX,  SWITZERLAND                 6,252                    6,252

OTTFRIED ROEHNER
SINGERSTRASSE 112
10179 BERLIN,  GERMANY                     1,200                    1,200

JUNE M.  ROSENBERG
PO BOX 82406
COLUMBUS, OH  43202                          250                      250

JOERG ROSENGART
YSENBUERGER STRASSE 54
DREIEICH,  GERMANY 63303                     750                      750

KARL-HEINZ ROTTGE
BERLINER STRASSE 15
52428 JUELICH,  GERMANY                      400                      400

JAMES J. OR LUCETTE ROWAN
16128 E  KINGSTREE BLVD
FOUNTAIN HILLS, AZ  85268-5618            30,718                   30,718

WALTER G. ROWE
2510 N. 135TH DRIVE
GOODYEAR, AZ  85338                       35,776                    3,276

HORST RUBESAMEN
VEERENSTR 20A
BREMERHAVEN,  GERMANY 27574                  375                      375

JOACHIM RUDERT
IBAS ARBEITSICHERHEIT, FICHTENSTRASSE
82256 FUERSTENFELDBRUCK                      313                      313

ANDRE RUEFFER
ORANIENSTRASSE 74
D-65812 BAD SODEN,  GERMANY                  450                      450

THOMAS RUNDE
EICHENSTR 6
26909 NEULEHE,  GERMANY                      250                      250

DR ALBERT RUPRECHT
EICHENDORFFSTRASSE 2
ROSTOCK,  GERMANY 18057                      375                      375

HORST SAGNER
MINNA-HERZLIEB-STR 36 02827
GOERLITZ-NEISSE                              250                      250

JOSEPH H SANDERS
448 E 1730 NORTH
OREM, UT  84097                              218                      218

JAMES P SANDERS
448 E 1730 NORTH
OREM, UT  84097                              217                      217
                                        36

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

GREG R SANDERS &
DEBORAH SANDERS JTTEN
PO BOX 200
SULLIVAN, IL  61951                        2,975                    2,501

JOHN P SANDERS &
MAUREEN W SANDERS FAMILY TRUST
C/O DR JOHN P SANDERS
408 OAKHILL TERRACE
LOMPOC, CA  93436                          1,087                    1,087

ELISABETH SCHAADT
NARZISSENWEG 2 66606 ST WENDEL-BLIESE        125                      125

MIKE SCHEFFLER
NORDSTR 58
LEIPZIG,  GERMANY 04105                      625                      625

GERHARD SCHENK
SONNENTAU 1
D-88410 BAD WURZACH,  GERMANY                750                      750

ANDREAS SCHILD
BOSSENGANG 27
38442 WOLFSBURG,  GERMANY                    500                      500

WERNER-DIETRICH SCHMIDT
HERMANN-KAPPEN-WEG 2
GLADBECK,  GERMANY D-45964                 4,001                    4,001

M.  SCHMIT
ACCT: ROWLAND 39560 BANK DE LUXEMBOURG
80 PLACE DE LA GARE L 1616                12,505                   12,505

RENE SCHMITT
SICKFELD 9
66646 MARPINGEN,  GERMANY                    500                      500

HANNO SCHNABEL
WOELBATTENDORFER WEG 43
HOF,  GERMANY 95030                          625                      625

MANFRED SCHNEIDER
GLATZER STRASSE 7
D-40231 DUESSELDORF,  GERMANY                250                      250

AXEL SCHREYER
PESTALOTZZIPLATZ 2
D-06556 ARTERN,  GERMANY                     338                      338

KAREN  SCHROEDER
7137 N SERENOA DR
SARASOTA, FL   34241                       6,565                    6,565

ROBERT  C SCHROEDER
7137 N SERENOA DRIVE
SARASOTA, FL   34241                      44,079                   44,079

MANFRED SCHUBERT
BLUMENWEG 6
ROTHLEIN,  GERMANY 97520                     875                      875

MATHIAS SCHUETT
AUGUST-SCHMIDT-STRASSE 16
D-59425 UNNA,  GERMANY                     1,466                    1,466
                                        37

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

ALBERT SCHUH
GUSENBERGER WEG 6
66620 NONNWEILER,  GERMANY                   250                      250

CLAUS-WERNER SCHULZE
MOORSTRASSE 4
ISENBUETTEL,  GERMANY 38550                  675                      675

GUENTER SCHULZE
AM LEHESTER DEICH 12A
BREMEN,  GERMANY 28357                     2,501                    2,501

KLAUS SCHUMANN
ALLERSTRASSE 28
BREMERHAVEN,  GERMANY 27672                1,751                    1,751

HEIKE SCHUMMER
WEIHERSTRASSE 69
66640 NAMBORN,  GERMANY                      250                      250

WOLFGANG SCHWEGMANN
SCHAARREIHE 28
WILHELMSHAVEN,  GERMANY D-26389            7,503                    7,503

THOMAS SEELBACH
SCHLOSSALLEE 25
D-65388 SCHLANGENBAD,  GERMANY             1,250                    1,250

WALTER EDGAR SEIZ
ALT ESCHERSHEIM 19
D-60433 FRANKFURT,  GERMANY               31,256                   31,256

JEFFREY L.  SHAW
3130 SO. 975 E
BOUNTIFUL, UT   84010                      9,946                    9,946

JUSTIN R.  SHAW
6 NORTH 800 EAST
BOUNTIFUL, UT  84010                       3,751                    3,751

MATHEW & MINDY  SHAW
3130 SO 975 EAST
BOUNTIFUL, UT  84010                       3,751                    3,751

PAUL  SHULTZ
P.O. BOX 769
FRANKTOWN, GA   80116                      1,250                    1,250

WIENFRIED  SIEBERT
MAILBOX 23  E-07184 CALVIA/MALLORCA        2,601                    2,601

BILLY J. SKILLMAN
5419 W. ONYX AVENUE
GLENDALE, AZ  85302                          500                      500

HOWARD  SOBELMAN
4315 E MOSSMAN ROAD
PHOENIX, AZ   85050                        1,250                    1,250

SIEGFRIED SPIERIG
31137 HILDESHEIM
LANGER GARTEN,  GERMANY 11                   625                      625

ANDREAS SPRINGE
KIELER STRASSE 265
NEUMUENSTER,  GERMANY 24536                1,726                    1,726

FRANK STAHMER
KREUZSTRASSE 24
D-49084 OSNABRUECK,  GERMANY                 250                      250
                                       38

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

DIETER STAPERFELD                        177,566                  177,566

KLAUS STARK
JOHANN STRAUSS STR 14
D-076684 OSTRINGEN,  GERMANY                 625                      625

VOLKER STRAUSS
SACKENHAUSER STRASSE 1
67316 CARLSBERG,  GERMANY                    470                      470

BRADLEY A.  TAUB
7291 E EAGLE FEATHER RD
SCOTTSDALE, AZ  85262                     42,439                    4,939

SUSAN  TAUB
16036 NORTH 11TH AVENUE UNIT 1056
PHOENIX, AZ  85023                         1,250                    1,250

JUERGEN TAUBE
AM STERNANGER 1
83671 BENEDIKTBEUREN,  GERMANY               250                      250

TED MAREK DEFINED PENSION PLAN
12210 N 76TH PLACE
SCOTTSDALE, AZ  85260                      3,501                    3,501

URSULA TEICHERT
HOLBEINSTRASSE 54 F
D-12203 BERLIN,  GERMANY                   4,896                    4,896

WOUT VAN TELLINGEN
300 SACHTLEBEN ROAD
WIMBERLY, TX  78676                       35,013                   35,013

DIETMAR TEUBNER
KAISER-WILHELM-RING 18
D-40545 DUESSELDORF,  GERMANY              6,252                    6,252

JOERG TRAUM
NAUHEIMER STRASSE 28
65468 TREBUR,  GERMANY                       250                      250

CARSTEN TRESCHER
RIEDRAIN 9
FRANKFURT AM M,  GERMANY D-65936             750                      750

DAVID TSCHAN
HOHENSTR OST 61
OLTEN,  SWITZERLAND CH-4600                  300                      300

WILFRIED UTRATA
NEUSSER STRASSE 231
KOLN,  GERMANY D-50733                     1,751                    1,751

JUENEMANN UWE
QUELLENSTR 36
42117 WUPPERTAL,  GERMANY                    250                      250

ERWIN VAIH
JAGERSTRASSE 40
STUTTGART,  GERMANY D-70174                5,377                    5,377
                                       39

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------

M C M VAN DER LAAN
JULIANA BERNHARD LAAN 89
NL6432 GV HUENSBROCK,  NETHERLANDS         1,563                    1,563

LISA M.  VANCE
4026 E KERESAN STREET
PHOENIX , AZ  85044                        1,250                    1,250

HANS VERGOED
PRINS FREDERIKLAAN 10 2243 HW WASSENAA
NETHERLANDS,                              31,262                   31,262

VIRGINIA NORTON FAMILY TRUST DECLARED
C/O DEBORAH SANDERS P O BOX 200
SULLIVAN, IL  61951                        2,501                    2,501

GUENTER VOGEL
RENWEG 1
94034 PASSAU,  GERMANY                     2,501                    2,501

WERNER WAGNER
THEODOR-HEUSS-STRASSE 11
WEINSTADT,  GERMANY D-71384                2,501                    2,501

HANS WALLNER
PULVERTURMSTRASSE 47 D-80935
MUNCHEN,  GERMANY                            938                      938

ANDREAS WALTER
MOERSERSTRASSE 291
47475 KAMP-LINFORT,  GERMANY                 300                      300

STEFAN-ARNOLD WARKEN
ZUM BAUERNWALD 24
GUSENBURG,  GERMANY D-54413                2,501                    2,501

HANS WEBER
STOFFERKAMP 18
HAMBURG,  GERMANY D-22399                    250                      250

THOMAS WEGNER
ESCHENRING 1
BENNEWITZ,  GERMANY D-04828                  500                      500

FRANZ JOSEF WEICHERDING
66125 SAARBRUCKEN
BEI GERSTNERSHAUS 22,   GERMANY              500                      500

RUDOLF WELP
ROENTGENSTRASSE 21
42781 HAAN,  GERMANY                         375                      375

GOTZ WENDE
BOGENSTRASSE 15  D 24537 NEUMUENSTER       3,645                    3,645
                                       40

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------


GERD WENDE
MUHLENSTRASSE 43
24539 NEUMUNSTER,  GERMANY                   250                      250

GABRIELE WENDE
BOGENSTR 18
NEUMUNSTER,  GERMANY 24537                 1,050                    1,050

JELENA WENDE
BOGENSTR 15
24537 NEUMUNSTER,  GERMANY                   250                      250

STEVEN WENDE
BOGENSTR 15
24537 NEUMUNSTER,  GERMANY                   250                      250

JUERGEN WERNER
THOLEYER STRASSE 2
MARPINGEN,  GERMANY D-66646                3,001                    3,001

DONALD J. & MARY  WEST
BOX 135 207 S SYCAMORE AVE
SYCAMORE, OH   44882                       2,626                    2,626

D. JACK  WEST
12497 RD. G.  BOX 28
OTTAWA, OH  45875                          1,125                    1,125

WERNER WETZEL
ERMSWEG 4
D-73734 ESSLINGEN,  GERMANY                3,126                    3,126

GERHARD WIEGERS
GOLDBECKERSTRASSE 21 D-21643
BECKDORF,  GERMANY                         1,094                    1,094

KLASS WIGGERS
POLANENPARK 113
2241 SH WASSENAAR,  NETHERLANDS           42,266                   42,266

ELISABETH WILD
ADAM WILDSTRASSE 2
FIRT I WALD,  GERMANY 93437                3,751                    3,751

ALOYSIUS WILHELM
ZUR SCHNAU 3 66822
LEGACH-DOERSDORF,  GERMANY                   500                      500

CLIFFORD & HEATHER  WINHAM
2715 E VISTA
PHOENIX, AZ   85032                          650                      650
                                       41

                                  Stock Beneficially Owned   Shares of Class A
Names and Addresses of the           Owned Prior to the    Common Stock Offered
Selling Stockholders (1)                Offerings (2)       by this Prospectus
--------------------------        ------------------------  --------------------
SAMUEL KENNETH WINHAM
& SARI ANN WINHAM
2715 E VISTA
PHOENIX, AZ   85032                          650                      650

KENNETH C & VICKY L WINHAM
KENNETH C & VICKY L WINHAM
FAMILY TRUST 2715 E VISTA
PHOENIX, AZ   85032                        6,502                    6,502

VICKY WINHAM
2715 E VISTA
PHOENIX, AZ  85032                         8,003                    8,003

KENNETH C & VICKY L WINHAM FAMILY
TRUST  2715 E VISTA
PHOENIX, AZ   85032                        7,503                    7,503

UWE WINKELMANN
PHILIPP-MUELLER-STRASSE 43
D-06110 HALLE,  GERMANY                      500                      500


ULRICH WOLF
GOETHESTR 8
37120 BOVENDEN,  GERMANY                     375                      375

WORLD LINK LLC
2560 NEFFS CIRCLE
SALT LAKE CITY, UT  84109                  9,754                    9,754

INGO WULF
CRUSIS STR 9
99706 SONDERSHAUSEN,  GERMANY                500                      500

DIRK WULF
STRASSE DER GENOSSENSCHAFTEN
99734 NORDHAUSEN,  GERMANY                   500                      500

DIETER ZAJONS
SPREMBERGERSTRASSE 181
FROST,  GERMANY 03149                      1,200                    1,200

ASTRID ZELLMANN
SUEDSTRASSE 8
KAARST,  GERMANY 41564                       838                      838

--------------------------

(1) As of the date of this prospectus, TSI was the record holder of the 6,000,000 shares of Class A common stock listed in this table (see footnote (6) in previous table). TSI has informed us that after the date of this prospectus, TSI intends to distribute such shares of Class A common stock to the shareholders listed in this table in the amounts indicated. This prospectus relates to the resale of the shares of Class A common stock by the shareholders listed, and their respective transferees, pledgees, donees, or other successors. The shareholders of TSI are subject to the agreement contained in the acquisition agreement that they, individually, are not to sell, in any 90-day period, more than the average weekly trading volume of our Class A common stock during the four calendar weeks preceding any sale.
(2) The number of shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the person has sole or shared voting power or investment power and also any shares which the person has the right to acquire within 60 days of the date set forth in the applicable footnote through the conversion of a security or the exercise of any stock option or other right. Percentage ownership indicated in the footnotes below is based on 18,599,059 shares of our common stock outstanding as of October 31, 2002
(3)      Evert Eggink beneficially owns 1.46% of the Company.
(4)      EMS Technologies beneficially owns 12.6% of the Company.
(5)      Richard C. and Anna M. Jones  beneficially own 7.1% of the Company.
(6)      Alfred Peepers beneficially owns 2.7% of the Company.


                            DESCRIPTION OF SECURITIES

Our authorized capital consists of 75,000,000 shares of Class A common stock, 25,000 shares of Class B common stock, and 25,000,000 shares of preferred stock. The preferred stock is issuable in series with such designation, preferences, voting rights, privileges, and other restrictions and qualifications as our Board of Directors may establish in accordance with Arizona law. There were 18,599,059 shares of Class A common stock, and no shares of Class B common stock issued and outstanding as of October 31, 2002. There were 51,895 shares of Series B Convertible Preferred Stock outstanding as of October 31, 2002. There were no other shares of preferred stock outstanding. As of November 26, 2002, options to purchase 5,826,500 shares of class A Common Stock were outstanding, and the weighted average exercise price of such options was $0.97. In addition, as of November 26, 2002 the Company had 2,260,715 warrants to purchase Class A Common Stock outstanding, and the weighted average exercise price of such warrants was $1.05. Our Class A common stock is traded on the NASDAQ SmallCap Market under the symbol "ALAN". No other securities of the Company are currently traded on any market.

Common Stock

Holders of shares of our Class A common stock are entitled to one vote per share on all matters to be voted on by our shareholders. Holders of shares of Class B common stock are entitled to one-one hundredth of one vote per share of Class B common stock on all matters to be voted on by our shareholders. Our Class A common stock and our Class B common stock have cumulative voting rights with respect to the election of directors. Our bylaws require that only a majority of the issued and outstanding voting shares of common stock need be represented to constitute a quorum and to transact business at a shareholders' meeting.

Subject to the dividend rights of the holders of preferred stock, if applicable, holders of shares of common stock are entitled to share, on a ratable basis, such dividends as may be declared by the Board of Directors out of funds legally available.

Upon our liquidation, dissolution or winding up, after payment of creditors and holders of any of our senior securities, including preferred stock, our assets will be divided pro rata on a per share basis among the holders of the shares of common stock. Our common stock has no preemptive or other subscription rights, and there are no conversion rights or redemption or sinking fund provisions. All outstanding shares of common stock are fully paid and non-assessable.

Preferred Stock

Our Board of Directors is authorized to issue preferred stock in one or more series and denominations and to fix the rights, preferences, privileges, and restrictions, including dividend, conversion, voting, redemption, liquidation rights or preferences, and the number of shares constituting any series and the designation of such series, without any further vote or action by our shareholders. The issuance of preferred stock may have the effect of delaying, deferring, or preventing a change of control of our company without further action by the shareholders. The issuance of preferred stock with voting and conversion rights may adversely affect the voting power of the holders of common stock.

Our Board of Directors has previously authorized the issuance of a series of preferred stock referred to as Series B Convertible Preferred Stock. Without the affirmative vote of a majority of the holders of the Series B Preferred Stock, we may not amend, alter or repeal any of the provisions of our articles of incorporation or articles of designation for the Series B Convertible Preferred Stock. We also need the affirmative vote of a majority of the holders of the Series B Convertible Preferred Stock if we want to authorize any reclassification of the Series B Convertible Preferred Stock that would adversely affect the preferences, special rights or privileges or voting power of the Series B Convertible Preferred Stock. We may not create or issue any class of stock ranking prior to the Series B convertible Preferred Stock as to dividends or distribution of assets, or create or issue any shares of any series of the authorized preferred stock ranking prior to the Series B Convertible Preferred Stock's rights to dividends or distribution on liquidation.

Arizona Corporate Takeover Act and Certain Charter Provisions

We are subject to the provisions of the Arizona Corporate Takeover Act. The Arizona Corporate Takeover Act and certain provisions of our articles of incorporation and bylaws, as summarized in the following paragraphs, may have the effect of discouraging, delaying, or preventing hostile takeovers (including those that might result in a premium over the market price of our common stock), or discouraging, delaying, or preventing changes in control or management of our company.

Arizona Corporate Takeover Act

Article 1 of the Arizona Corporate Takeover Act is intended to restrict "greenmail" attempts by prohibiting us from purchasing any shares of our capital stock from any beneficial owner of more than 5% of the voting power of our company at a per share price in excess of the average market price during the 30 trading days prior to the purchase, unless the 5% owner has beneficially owned the shares to be purchased for a period of at least three years prior to the purchase;

     a majority of our shareholders (excluding the 5% owner, its affiliates or associates, and any officer or director of our company) approves the purchase; or

     we make the offer available to all holders of shares of our capital stock.

Article 2 of the Arizona Corporate Takeover Act is intended to discourage the direct or indirect acquisition by any person of beneficial ownership of our shares (other than an acquisition of shares from us) that would constitute a control share acquisition. A "control share acquisition" is defined as an acquisition of shares by any person, when added to other shares of our company beneficially owned by such person, immediately after the acquisition entitles such person to exercise or direct the exercise of at least 20% but less than 33 1/3%;

     at least 33 1/3% but less than or equal to 50%; or

     more than 50% of the voting power of our capital stock.

The Arizona Corporate Takeover Act (1) gives our shareholders other than any person that makes or proposes to make a control share acquisition or our company's directors and officers the right to limit the voting power of the shares acquired by the acquiring person that exceed the threshold voting ranges described above, other than in the election of directors, and (2) gives us the right to redeem such shares from the acquiring person at a price equal to their fair market value under certain circumstances.

Article 3 of the Arizona Corporate Takeover Act is intended to discourage us from entering into certain mergers, consolidations, share exchanges, sales or other dispositions of our assets, liquidation or dissolution of our company, reclassification of securities, stock dividends, stock splits, or other distribution of shares, and certain other transactions with any interested shareholder (as defined in the takeover act) or any of the interested shareholder's affiliates for a period of three years after the date that the interested shareholder first acquired the shares of common stock that qualify such person as an interested shareholder, unless either the business combination or the interested shareholder's acquisition of shares is approved by a committee of our Board of Directors (comprised of disinterested directors or other persons) prior to the date on which the interested shareholder first acquired the shares that qualify such person as an interested shareholder. In addition,
Article 3 prohibits us from engaging in any business combination with an interested shareholder or any of the interested shareholder's affiliates after such three-year period unless the business combination or acquisition of shares by the interested shareholder was approved by our Board of Directors prior to the date on which the interested shareholder acquired the shares that qualified such person as an interested shareholder;

     the business combination is approved by our shareholders (excluding the interested person or any of its affiliates) at a meeting called after such three-year period; or

     the business combination satisfies each of certain statutory requirements.

Article 3 defines an "interested shareholder" as any person (other than us and our subsidiaries) that either (a) beneficially owns 10% or more of the voting power of our outstanding shares, or (b) is an affiliate or associate of our company and who, at any time within the three-year period preceding the transaction, was the beneficial owner of 10% or more of the voting power of our outstanding shares.

Certain Charter Provisions

In addition to the provisions of the Arizona Corporate Takeover Act described above, our articles of incorporation and bylaws contain a number of provisions relating to corporate governance and the rights of shareholders. These provisions include the following:

     the authority of our Board of Directors to fill vacancies on the board of directors;

     the authority of our Board of Directors to issue preferred stock in series with such voting rights and other powers as our board of directors may determine;

     a provision that, unless otherwise prohibited by law, special meetings of the shareholders may be called only by our Board of Directors, or by holders of not fewer than 10% of all shares entitled to vote at the meeting; and

     a provision for cumulative voting in the election of directors, pursuant to Arizona law.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A common stock is Computershare Trust Company, 350 Indiana Street, Suite 800, Golden, Colorado 80401.


                                  LEGAL MATTERS

Certain legal matters with respect to the validity of the issuance of the Class A common stock offered hereby will be passed upon by The Law Office of Steven P. Oman, P.C., Scottsdale, Arizona. Said firm, and Steven P. Oman, owned, as of the date of this prospectus, an aggregate of 145,000 shares of our Class A common stock on an as-converted basis. Additionally, Steven P. Oman, Esq. is a director of our company and serves as our general counsel.

Lawyers and employees of The Law Office of Steven P. Oman, P.C. and entities controlled by lawyers at The Law Office of Steven P. Oman, P.C. may engage in transactions in the open market or otherwise to purchase or sell our securities from time to time.


                                    EXPERTS

The consolidated financial statements and related financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-KSB for the fiscal year ended June 30, 2002 have been audited by Semple & Cooper, LLP, independent auditors, as stated in their reports, which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                      WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 which was filed with the Securities and Exchange Commission. This prospectus and any subsequent prospectus supplements do not contain all of the information in the registration statement. We have omitted from this prospectus some parts of the registration statement as permitted by the rules and regulations of the SEC. In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The SEC also maintains an Internet site (http://www.sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC.

                     INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to "incorporate by reference" information into this prospectus and any subsequent prospectus supplements, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. This prospectus incorporates by reference documents which are not presented in this prospectus or delivered to you with it. The

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information incorporated by reference is an important part of this prospectus and any subsequent prospectus supplements. Information that we file subsequently with the SEC, but prior to the termination of this offering, will automatically update this prospectus and any outstanding prospectus supplements and supersede this information. We incorporate by reference the documents listed below and amendments to them. These documents and their amendments were previously filed with the SEC.

The following documents filed by us with the SEC are incorporated by reference in this prospectus:

1. Our annual report on Form 10-KSB for the fiscal year ended June 30, 2002, including our audited consolidated financial statements for the fiscal year ended June 30, 2002 attached thereto, filed with the SEC on September 30, 2002;

2. The description of our Class A common stock set forth in our registration statement on Form 10/A filed with the SEC on March 27, 1981, and any subsequent amendment or report filed for the purpose of updating this description.

3. Our quarterly report on Form 10-QSB for the quarter ended September 30, 2002, filed with the SEC on November 14, 2002.

4. Our Proxy Statement for our Annual Meeting of Shareholders to be held on November 22, 2002, filed with the SEC on October 16, 2002.

We also are incorporating by reference in this prospectus and any subsequent prospectus supplements all reports and other documents that we file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the termination of this offering of common stock. These reports and documents will be incorporated by reference in and considered to be a part of this prospectus and any subsequent prospectus supplements as of the date of filing of such reports and documents.

Upon request, whether written or oral, we will provide without charge to each person to whom a copy of this prospectus is delivered, including any beneficial owner, a copy of any or all of the information that has been or may be incorporated by reference in this prospectus or any prospectus supplements but not delivered with the prospectus or any subsequent prospectus supplements. You should direct any requests for this information to the office of the Secretary, at our principal executive offices, located at 15575 North 83rd Way, Suite 3, Scottsdale, AZ 85260. The telephone number at that address is (480) 607-1010.

Any statement contained in a document which is incorporated by reference in this prospectus or in any subsequent prospectus supplements will be modified or superseded for purposes of this prospectus or any subsequent prospectus supplements to the extent that a statement contained in this prospectus or incorporated by reference in this prospectus or in any prospectus supplements or in any document that we file after the date of this prospectus that also is incorporated by reference in this prospectus or in any subsequent prospectus supplements modifies or supersedes the prior statement. Any modified or superseded statement shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any subsequent prospectus supplements. Subject to the foregoing, all information appearing in this prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference in this prospectus.

You should rely only on the information contained or incorporated by reference in this prospectus or any applicable prospectus supplement. We have not authorized anyone to provide you with any other information. The securities offered in this prospectus may only be offered in states where the offer is permitted, and we and the selling stockholders are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any applicable prospectus supplement is accurate as of any date other than the dates on the front of these documents.

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